Paymentus Reports Third Quarter 2021

Financial Results

Revenue Increased 30% Year-over-Year

Contribution Profit Increased 37% Year-over-Year

Transactions Increased 45% Year-over-Year

REDMOND, Wash., November 9, 2021 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology solutions, today announced financial results for its third quarter ended September 30, 2021.

“I’m very proud of the progress we made in the third quarter. Our sales, implementations and financial performance were strong and we’ve positioned ourselves to have significant momentum as we turn towards 2022,” said Dushyant Sharma, Founder and CEO. “We continue to expand and strengthen our partnerships to expand distribution of our platform and network.”

Business Highlights and Recent Developments

•
Processed 70.6 million transactions, an increase of 44.9% from the third quarter of 2020.
•
Expanded relationship with JPMorgan to power Digital Bill Payment to Treasury Management clients.

“I’m pleased to see Paymentus accelerate to 37% contribution profit growth year-over-year in the third quarter as well as increase our guidance for contribution profit growth to 30% for the full year," said Matt Parson, CFO. "Our top-line growth coupled with mid-to-upper teens adjusted EBITDA margin demonstrate our ability to deliver standout performance at scale.”

Third Quarter 2021 Financial Highlights

•
Revenue was $101.7 million, an increase of 30.3% from the third quarter of 2020.
•
Gross profit was $31.2 million compared to $22.7 million for the third quarter of 2020. Adjusted gross profit was $32.6 million compared to $23.5 million for the third quarter of 2020.
•
Contribution profit was $40.7 million, compared to $29.7 million for the third quarter of 2020, representing an increase of 37.1%.
•
Net income was $0.4 million and GAAP earnings per share was $0.0. Non-GAAP net income was $1.4 million and Non-GAAP earnings per share was $0.01.
•
Adjusted EBITDA was $5.5 million, representing a 13.6% adjusted EBITDA margin compared to $6.0 million, or a 20.2% adjusted EBITDA margin, for the third quarter of 2020.
•
Cash and cash equivalents were $177.5 million as of September 30, 2021.

2021 Financial Outlook

Paymentus expects revenue for the full year 2021 to be between $391 million and $393 million or 29.5% to 30.5% growth year-over-year. Contribution profit is anticipated to be between $156 million and $158 million or 30% and 31% growth year-over-year (1). It expects adjusted EBITDA to be between $26.5 million and $28 million, with an adjusted EBITDA margin of approximately 17% to 18%.

Paymentus has not reconciled its outlook for adjusted EBITDA or adjusted EBITDA margin because foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

(1) Gross profit is estimated to be approximately 76.5% of contribution profit and other cost of revenue is estimated to be approximately 23.5% of contribution profit.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors at 2:00 p.m. PT (5:00 p.m. ET) today to discuss third quarter results and our outlook for the year. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 1,300 billers across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our financial outlook for 2021, our expectation for contribution profit growth in 2022 and our expectations around continued expansion of our partnerships. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, partner and consumer base; the continued impact of the COVID-19 pandemic on our operating results, liquidity and financial condition and on our employees, billers, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 11, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which we expect to file with the SEC on November 10, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including contribution profit, adjusted gross profit, adjusted EBITDA, adjusted EBITDA margin, free cash flow, non-GAAP net income and non-GAAP EPS. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors.

Adjusted gross profit is defined as gross profit adjusted for non-cash items, primarily stock-based compensation and amortization.

Adjusted EBITDA is defined as net income before other income (expense) (which consists of interest income (expense), net and foreign exchange gain (loss)), depreciation and amortization and income taxes, adjusted to exclude the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations, consisting primarily of professional fees and other indirect charges associated with our initial public offering.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

Non-GAAP net income and non-GAAP EPS are defined as net income excluding certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, including amortization of acquisition-related intangibles.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. In particular, we exclude interchange and assessment fees in the presentation of contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

Contacts

Investor Relations
Paul Seamon
pseamon@paymentus.com

Media Relations
Tony Labriola
tony@thinkinsideout.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$101,676	$78,018	$287,393	$219,345
Cost of revenue	70,512	55,365	199,754	152,513
Gross profit	31,164	22,653	87,639	66,832
Operating expenses
Research and development	8,818	6,221	24,469	17,970
Sales and marketing	11,314	8,002	29,041	23,246
General and administrative	9,904	4,959	24,067	12,116
Total operating expenses	30,036	19,182	77,577	53,332
Income from operations	1,128	3,471	10,062	13,500
Other income (loss)
Interest income, net	11	3	4	48
Foreign exchange loss	(16)	(19)	(8)	(109)
Income before income taxes	1,123	3,455	10,058	13,439
Provision for income taxes	(701)	(841)	(5,423)	(3,361)
Net income	$422	$2,614	$4,635	$10,078
Undeclared dividends on Series A preferred stock	—	(1,319)	(2,258)	(3,834)
Net income attributable to common stock	$422	$1,295	$2,377	$6,244
Net income per share attributable to common stock
Basic	$—	$0.01	$0.02	$0.06
Diluted	$—	$0.01	$0.02	$0.06
Weighted-average number of shares used to compute net income per share attributable to common stock
Basic	118,206,073	103,479,239	110,272,583	103,479,239
Diluted	124,427,777	106,088,898	116,419,674	106,109,507

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$177,506	$46,666
Restricted funds held for financial institutions	38,071	—
Accounts and other receivables, net of allowance of $96 and $100	37,130	28,034
Income tax receivable	1,185	2,011
Prepaid expenses and other current assets	9,737	3,117
Total current assets	263,629	79,828
Property and equipment, net of accumulated depreciation and amortization of $5,479 and $3,760	2,295	1,772
Capitalized internal-use software development costs, net	27,687	20,963
Intangible assets, net	52,026	296
Goodwill	120,934	13,205
Operating lease right-of-use assets	8,261	8,322
Deferred tax asset	10	270
Other long-term assets	3,931	218
Total assets	$478,773	$124,874
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,091	$16,825
Accrued liabilities	17,381	10,201
Financial institution funds in-transit	38,071	—
Operating lease liabilities	1,687	3,010
Contract liabilities	1,912	612
Income tax payable	—	463
Total current liabilities	84,142	31,111
Deferred tax liability	6,455	3,499
Operating leases, net of current portion	6,798	5,476
Contract liabilities, net of current portion	1,888	—
Finance leases and other finance obligations, net of current portion	955	412
Total liabilities	100,238	40,498
Commitments and contingencies (Note 9)
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 and zero shares authorized at September 30, 2021 and December 31, 2020, respectively, none issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 and zero shares authorized as of September 30, 2021 and December 31, 2020, respectively; 16,482,529 and zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1	—
Class B common stock, $0.0001 par value per share, 111,050,000 and zero shares authorized as of September 30, 2021 and December 31, 2020, respectively; 103,486,739 and zero shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	11	—
Series A preferred stock, par value $0.01 per share; zero and 50,000 shares authorized as of September 30, 2021 and December 31,2020, respectively; zero and 23,333 shares issued as of September 30, 2021 and December 31, 2020, respectively; zero and 23,013 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.005 par value per share; zero and 150,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively; zero and 104,785,651 shares issued as of September 30, 2021 and December 31, 2020, respectively; and zero and 103,479,239 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	—	517
Treasury stock at cost, zero and 320 Series A preferred shares; and zero and 1,306,412 common shares as of September 30, 2021 and December 31, 2020, respectively	—	(579)
Additional paid-in capital	353,079	29,175
Accumulated other comprehensive income	174	216
Retained earnings	25,270	55,047
Total stockholders’ equity	378,535	84,376
Total liabilities and stockholders' equity	$478,773	$124,874

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$422	$2,614	$4,635	$10,078
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,647	1,997	8,587	6,012
Deferred income taxes	278	429	2,691	1,318
Stock-based compensation	754	511	1,885	1,448
Non-cash lease expense	483	723	2,131	2,008
Amortization of contract asset	246	—	423	—
Change in operating assets and liabilities, net of impact of business combination
Accounts and other receivables	(2,870)	(3,394)	(7,814)	(7,663)
Prepaid expenses and other current and long-term assets	1,072	9	167	16
Accounts payable	4,301	8,516	7,842	13,667
Accrued liabilities	(394)	1,521	149	2,127
Operating lease liabilities	(498)	(767)	(2,071)	(1,976)
Contract liabilities	82	155	383	511
Income taxes receivable, net of payable	(923)	(101)	349	583
Net cash provided by operating activities	6,600	12,213	19,357	28,129
Cash flows from investing activities
Business combinations, net of cash and restricted cash acquired	(57,120)	(290)	(57,120)	(290)
Purchases of property and equipment	(261)	(73)	(825)	(382)
Capitalized internal-use software development costs	(4,737)	(3,681)	(13,473)	(10,866)
Net cash used in investing activities	(62,118)	(4,044)	(71,418)	(11,538)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriter's discounts and commissions	—	—	224,595	—
Proceeds from private placement	—	—	50,000	—
Redemption of Series A preferred stock	—	—	(23,013)	—
Payment of dividends on Series A preferred stock	—	—	(34,412)	—
Proceeds from repayment of related party loan	—	—	813	—
Financial institution funds in-transit	6,612	—	6,612	—
Payments of deferred offering costs	(1,105)	—	(1,961)	—
Payments on other financing obligations	(715)	(131)	(1,482)	(652)
Payments on finance leases	(68)	(88)	(204)	(257)
Net cash provided by (used in) financing activities	4,724	(219)	220,948	(909)
Foreign currency effect on cash, cash equivalents and restricted cash	(19)	46	24	23
Net (decrease) increase in cash, cash equivalents and restricted cash	(50,813)	7,996	168,911	15,705
Cash, cash equivalents and restricted cash
Beginning of period	266,390	35,136	46,666	27,427
End of period	$215,577	$43,132	$215,577	$43,132
The below table reconciles cash, cash equivalents and restricted cash in the condensed consolidated balance sheets to the total of the same amounts shown in the consolidated statements of cash flows:
Cash and cash equivalents	$177,506	$43,132	$177,506	$43,132
Restricted funds held for financial institutions	38,071	—	38,071	—
Total cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$215,577	$43,132	$215,577	$43,132

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures (in thousands):

Contribution Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Gross profit	$31,164	$22,653	$87,639	$66,832
Plus: other cost of revenue	9,488	7,003	25,563	20,442
Contribution profit	$40,652	$29,656	$113,202	$87,274

Adjusted Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Gross profit	$31,164	$22,653	$87,639	$66,832
Stock-based compensation	—	—	—	—
Amortization	1,398	893	3,610	2,553
Adjusted gross profit	$32,562	$23,546	$91,249	$69,385

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net income	$422	$2,614	$4,635	$10,078
Excluding
Interest income, net	(11)	(3)	(4)	(48)
Provision for income taxes	701	841	5,423	3,361
Depreciation and amortization	3,647	1,997	8,587	6,012
Foreign exchange loss	16	19	8	109
Stock-based compensation	754	511	1,885	1,448
Other nonrecurring expenses	—	—	2,711	—
Adjusted EBITDA	$5,529	$5,979	$23,245	$20,960
Adjusted EBITDA margin	13.6%	20.2%	20.5%	24.0%

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net cash provided by operating activities	$6,600	$12,213	$19,357	$28,129
Purchases of property and equipment	(261)	(73)	(825)	(382)
Capitalized internal-use software development costs	(4,737)	(3,681)	(13,473)	(10,866)
Free cash flow	$1,602	$8,459	$5,059	$16,881
Net cash used in investing activities	$(62,118)	$(4,044)	$(71,418)	$(11,538)
Net cash provided by (used in) financing activities	$4,724	$(219)	$220,948	$(909)

Non-GAAP Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net income	$422	$2,614	$4,635	$10,078
Excluding amortization of acquisition-related intangibles	933	—	933	—
Excluding discrete one-time tax items	—	—	2,062	—
Non-GAAP net income	$1,355	$2,614	$7,630	$10,078

Non-GAAP EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net income attributable to common shareholders	$422	$1,295	$2,377	$6,244
Excluding amortization of acquisition-related intangibles	933	—	933	—
Excluding undeclared dividends on Series A preferred stock	—	1,319	2,258	3,834
Excluding discrete one-time tax items	—	—	2,062	—
Numerator for Non-GAAP EPS - basic	$1,355	$2,614	$7,630	$10,078

Weighted-average shares of common stock - basic	118,206,073	103,479,239	110,272,583	103,479,239

Non-GAAP EPS - basic	$0.01	$0.03	$0.07	$0.10